UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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☐	Definitive Proxy Statement

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☒	Soliciting Material under §240.14a-12

Janus Aspen Series

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U.S. Mutual Fund & ETF Shareholders: Your Vote Matters As Janus Henderson moves toward closing its take private transaction with Trian and General Catalyst, U.S. mutual fund and ETF shareholders are being asked to vote on a new investment advisory agreement. This vote is a required step due to a change in ownership—not a change in investment teams, processes, or how portfolios are managed. The Boards of Trustees recommends shareholders vote FOR approval, which will allow Janus Henderson to continue serving as investment adviser to the funds following the transaction’s close. Clients can vote quickly and easily: • Online – Mutual Funds: www.votejhi.com/mutualfunds – ETFs: www.votejhi.com/ETFs • By phone (live agent) – Mutual Funds: +1-855-206-2338 – ETFs: +1-855-206-2309 • By mail using their proxy card We appreciate your continued partnership. #clientscomefirstalways #togetherwewin Platform LinkedIn